Exhibit 10.10

INERGY LONG TERM INCENTIVE PLAN

UNIT OPTION AGREEMENT

Date of Grant:	«GrantDate»

Vesting Commencement Date:	«VestingCommencementDate»

Number of Units to which Option Relates:	«M__of_Units» («NumberofShares»)

Option Price per Unit:	$ «ExercisePrice»

Expiration Date:	«Expiration_Date»

THIS UNIT OPTION AGREEMENT (this “Option Agreement”) is entered on «GrantDate», by and between Inergy GP, LLC, a Delaware limited liability company (“Inergy GP”), and «Name» (the “Option Holder”).

RECITALS:

A. Effective June 1, 2001, Inergy Holdings, LLC (“Holdings”) established the Inergy Long Term Incentive Plan (the “Plan”) under which Holdings could grant to employees, consultants and non-employee directors of Holdings, Inergy GP, the Partnership and their Affiliates options to acquire certain Units.

B. Effective May 1, 2002, Holdings transferred and assigned its position and title as plan sponsor of the Plan and all of its right, title and interest in all outstanding Unit Option Agreements issued under the Plan to Inergy GP.

C. The Option Holder is a Service Provider and Inergy GP desires to encourage the Option Holder to own Units and to give the Option Holder added incentive to advance the interests of the Partnership, and desires to grant the Option Holder an Option to purchase Units of the Partnership under the terms and conditions established by the Committee and as set forth within the Plan and this Agreement.

AGREEMENT:

In consideration of the mutual promises and covenants contained herein and other good and valuable consideration paid by the Option Holder to Inergy GP or its Affiliates, the Option Holder and Inergy GP agree as follows:

Section 1. Incorporation of Plan

All provisions of the Option Agreement and the rights of the Option Holder hereunder are subject in all respects to the provisions of the Plan and the powers of the Committee therein provided. Capitalized terms used in this Agreement but not defined shall have the meanings set forth in the Plan.

Section 2. Grant of Unit Option

As of the Date of Grant identified above, Inergy GP grants to the Option Holder, subject to the terms and conditions set forth herein and in the Plan, the right, privilege, and option (the “Option”) to purchase that number of Units identified above opposite the heading “Number of Units to Which Option Relates”, at the per Unit price specified above opposite the heading “Option Price per Unit.”

Section 3. Exercisibility

Except as provided in Sections 3(a) and 3(b) below and subject to Section 3(c) below, the Option shall become exercisable in full on the fifth (5th) anniversary of the Vesting Commencement Date identified above opposite the heading “Vesting Commencement Date” and prior to this fifth (5th) anniversary, no portion of the Option shall be exercisable. Notwithstanding the above, in the event of a Change in Control, the Option shall become immediately exercisable in full.

(a) In the event that the Option Holder ceases to be a Service Provider because of the Option Holder’s death or Disability, the percentage of the Option that becomes exercisable as a result of such death or Disability will be determined according to the following schedule based upon the number of years that have elapsed from the Vesting Commencement Date to the date of such event (and the remaining percentage of the Option, if any, shall be void for all purposes):

Anniversary From Option’s Vesting Commencement Date	Percentage Exercisable
1st	40%
2nd	60%
3rd	80%
4th and beyond	100%

(b) In the event that the Option Holder ceases to be a Service Provider because of termination of the Option Holder’s service by Inergy GP or one of its Affiliates without Cause, the percentage of the Option that becomes exercisable as a result of such termination will be determined according to the following schedule based upon the number of years that have elapsed from the Vesting Commencement Date to the date of such termination (and the remaining percentage of the Option, if any, shall be void for all purposes):

Anniversary From Option’s Vesting Commencement Date	Percentage Exercisable
1st	20%
2nd	40%
3rd	60%
4th	80%
5th and beyond	100%

(c) Notwithstanding the number of years that have elapsed from the Vesting Commencement Date, in no event may any portion of the Option be exercisable prior to the end of the Subordination Period for all of the Senior Subordinated Units (as such terms are defined in the Partnership Agreement) except upon a Change in Control.

Section 4. Method of Exercise

Provided the Option has not expired, been terminated or cancelled in accordance with the terms of the Plan, the Option, to the extent exercisable, may be exercised in whole or in part, from time to time by delivery to Inergy GP a written notice in substantially the same form as the Notice of Exercise attached hereto which shall:

(a)	set forth the number of Units with respect to which the Option is to be exercised (such number must be in a minimum amount of ten Units);

(b)	if the person exercising the Option is not the Option Holder, be accompanied by satisfactory evidence of such person’s right to exercise the Option; and

(c)	be accompanied by payment in full of the Option Price (and any necessary tax withholding) in the form of cash, or a certified bank check made payable to the order of Inergy GP or any other means allowable under the Plan and acceptable to the Committee which Inergy GP in its sole discretion determines will provide legal consideration for the Units.

Section 5. Expiration of Option

Unless terminated earlier in accordance with the terms of this Agreement, the Option granted herein shall expire at 5:00 P.M., Kansas City, Missouri time, on the Expiration Date identified above opposite the heading “Expiration Date.”

Section 6. Effect of Separation from Service

(a) The Option shall be void for all purposes in the event that the Option Holder ceases to be a Service Provider prior to the fifth (5th) anniversary of the Vesting Commencement Date for any reason other than (i) the Option Holder’s death, (ii) the Option Holder’s Disability, or (iii) the termination of Option Holder’s employment by Inergy GP or one of its Affiliates without Cause.

(b) In the event that the Option Holder ceases to be a Service Provider because of the Option Holder’s death, Disability, retirement, voluntary resignation or termination of employment by Inergy GP or one of its Affiliates with or without Cause, the Option may be exercised by the Option Holder or the Option Holder’s Beneficiaries within the periods of time following the Option Holder’s cessation of service set forth below.

(i) Termination/Removal for Cause. In the event the Option Holder ceases to be a Service Provider within the Option Period due to the termination of the Option Holder’s service (or removal as a non-employee director) for Cause, the Option, regardless of whether it is then exercisable, shall immediately expire and be void for all purposes.

(ii) Retirement. In the event that the Option Holder ceases to be a Service Provider in a manner determined by the Committee, in its sole discretion, to constitute retirement, the Option, to the extent then exercisable, may be exercised by the Option Holder within twelve months following the date of the Option Holder’s retirement. In the event that the Option Holder retires while the Option is prohibited from being exercised solely because the Subordination Period for all of the Senior Subordinated Units has not yet ended, the Option will remain exercisable (only to the extent the Option would otherwise have been exercisable at the time of the Option Holder’s retirement) for a period of six months following the end of the Subordination Period for all of the Senior Subordinated Units or a period of twelve months following the Option Holder’s retirement, whichever ends later. If the Option Holder dies within this post-employment exercise period, the Option may be exercised by those Beneficiaries entitled to do so solely within the time period that the Option Holder could have exercised the Option if the Option Holder were still alive, including any extensions due to the Subordination Period for all of the Senior Subordinated Units having not yet ended.

(iii) Death. In the event that the Option Holder dies while he or she is a Service Provider, the Option, to the extent exercisable, may be exercised by the Option Holder’s Beneficiaries entitled to do so within twelve months following the date of the Option Holder’s death. In the event that the Option Holder dies while the Option is prohibited from being exercised because the Subordination Period for all of the Senior Subordinated Units has not yet ended, the Option will remain exercisable (only to the extent the Option was exercisable at the time of the Option Holder’s death) for a period of six months following the end of the Subordination Period for all of the Senior Subordinated Units or twelve months following the Option Holder’s death, whichever is longer.

(iv) Disability. In the event that the Option Holder becomes Disabled while he or she is a Service Provider, the Option, to the extent then exercisable, may be exercised by the Option Holder within twelve months following the date of the Option Holder’s Disability. In the event that the Option is prohibited from being exercised solely because the Subordination Period for all of the Senior Subordinated Units has not yet ended, the Option Holder may exercise the Option (only to the extent the Option would otherwise have been exercisable at the time of the Disability) for a period of six months following the end of the Subordination Period for all of the Senior Subordinated Units or twelve months following the date of the Option Holder’s Disability, whichever ends later. If the Option Holder dies within this post-employment exercise period, the Option may be exercised by those Beneficiaries entitled to do so solely within the time period that the Option Holder could have exercised the Option if the Option Holder were still alive, including any extensions due to the Subordination Period for all of the Senior Subordinated Units having not yet ended.

(v) Termination Without Cause or Voluntary Resignation. In the event that the Option Holder ceases to be a Service Provider because of (A) the Option Holder’s voluntary resignation, or (B) the termination of the Option Holder’s service (or the removal of the Option Holder from the Board) by the Option Holder’s employer without Cause, the Option, to the extent then exercisable, may be exercised by the Option Holder within six months following the date of the Option Holder’s cessation of service. In the event that the Option is prohibited from being exercised solely because the Subordination Period for all of the Senior Subordinated Units has not yet ended, the Option Holder may exercise the Option (only to the extent the Option would otherwise have been exercisable at the time of the Option Holder’s cessation of service) for a period of six months following the end of such Subordination Period. If the Option Holder dies within this post-employment exercise period, the Option may be exercised by those Beneficiaries entitled to do so solely within the time period that the Option Holder could have exercised the Option if the Option Holder were still alive, including any extensions due to the Subordination Period for all of the Senior Subordinated Units having not yet ended.

(c) Notwithstanding anything to the contrary herein, in no event may the Option be exercised after 5:00 P.M., Kansas City, Missouri time, on the Expiration Date identified above opposite the heading “Expiration Date.”

Section 7. Investment Intent.

The Option Holder agrees that the Units acquired on exercise of the Option shall be acquired for the Option Holder’s own account for investment only and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act or other applicable securities laws. If the Committee so determines, any ownership certificates issued upon exercise of the Option shall bear a legend to the effect that the Units have been so acquired. The Partnership may, but in no event shall be required to, bear any expenses of complying with the 1933 Act, other applicable securities laws or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification, or transfer, as the case may be, of the Option or any Units acquired upon the exercise thereof. The foregoing restrictions on the transfer of the Units shall be inoperative if (a) the Partnership previously shall have been furnished with an opinion of counsel, satisfactory to it, to the effect that such transfer will not involve any violation of the 1933 Act and other applicable securities laws or (b) the Units shall have been duly registered in compliance with the 1933 Act and other applicable state or federal securities laws. If the Option, or the Units subject to the Option, are so registered under the 1933 Act, the Holder agrees that he will not make a public offering of the said Units except on a national securities exchange on which the Units are then listed.

Section 8. Nontransferability of Option

No portion of the Option granted hereunder may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution. All rights with respect to the Option granted to the Option Holder shall be available during the Option Holder’s lifetime only to the Option Holder.

Section 9. Status of Option Holder

The Option Holder shall not be deemed a limited partner of the Partnership with respect to any of the Units subject to the Option, except to the extent that such Units shall have been purchased and issued to him or her. Inergy GP shall not be required to issue or transfer any certificates for Units purchased upon exercise of the Option until all applicable requirements of law have been complied with and such Units shall have been duly listed on any securities exchange on which the Units may then be listed.

Section 10. No Effect on Capital Structure

The Option shall not affect the right of Inergy GP, Holdings, the Partnership, or any Affiliate thereof to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

Section 11. Adjustments

Notwithstanding any provision herein to the contrary, in the event of any change in the number of outstanding Units effected without receipt of consideration therefore by the Partnership, by reason of a merger, reorganization, consolidation, recapitalization, split-up, split-off, liquidation, Unit dividend, Unit split, Unit combination or other change in the capital structure of the Partnership affecting the Units, the aggregate number of Units subject to the Option and the exercise price of the Option shall be automatically adjusted to accurately and equitably reflect the effect thereon of such change; provided, however, that any fractional Unit resulting from such adjustment shall be eliminated. In the event of a dispute concerning such adjustment, the decision of the Committee shall be conclusive.

Section 12. Acknowledgement of Rights of Inergy GP in Event of Change of Control, Reorganization, Liquidation, Etc.

By executing the Option Agreement, the Option Holder agrees and acknowledges that in the event that Inergy GP, Holdings, the Non-Managing GP or the Partnership undergoes a Change in Control, or in the event Inergy GP, Holdings, the Non-Managing GP or the Partnership shall become a party to any partnership or corporate merger, consolidation, major acquisition of property for stock, separation, reorganization, liquidation or other similar type of corporate event, the Committee may take any of the actions as provided for in Section 6 of the Plan without obtaining Partnership approval or the Option Holder’s consent.

Section 13. Committee Authority

Any questions concerning the interpretation of the Option Agreement, any adjustments required to be made under Sections 11 or 12 of the Option Agreement, and any controversy which arises under the Option Agreement shall be settled by the Committee in its sole discretion.

Section 14. Withholding

The Option Holder agrees to make appropriate arrangements with Inergy GP or one of its Affiliates for satisfaction of any applicable minimum Federal, state or local income tax or payroll tax withholding requirements or like requirements, including the payment to Inergy GP at the time of exercise of an Option of all such taxes and requirements.

Section 15. Notice

Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it was personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. Inergy GP or Option Holder may change, at any time and from time to time, by written notice to the other, the address previously specified for receiving notices. Until changed in accordance herewith, Inergy GP and the Option Holder specify their respective addresses as set forth below:

Inergy GP:	Inergy GP, LLC
Two Brush Creek Boulevard
Kansas City, Missouri 64112
Attention: Laura L. Ozenberger

Option Holder:	«Name»
«Address_1»
«City_», «State» «Zip»

Section 16. Binding Effect

The Option Agreement shall bind, and, except as specifically provided herein, shall inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

Section 17. Governing Law

The Option Agreement and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, Inergy GP has caused this Agreement to be executed and the Option Holder has hereunto set the Option Holder’s hand on the day and year first above written.

INERGY GP, LLC

By:
John J. Sherman, President

«Name»